UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 1, 2016
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
225 Water Street, Suite 1400, Jacksonville, Florida 32202
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1
	Signature	2

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, H. Edwin Kiker, retired from Rayonier Inc. (the “Company”) and is no longer serving as Chief Accounting Officer of the Company. In connection with this change, Mr. Kiker has agreed to provide transitional support to the Company through December 30, 2016 (the “Transition Period”). In exchange for such agreement and a customary release, Mr. Kiker will continue to receive his base salary and will remain eligible to participate in the Company’s annual incentive compensation program in effect on the date hereof through the end of the Transition Period.
Effective November 1, 2016, the Company promoted April J. Tice as the Company’s Controller. In her new role, Ms. Tice will act as the Company’s principal accounting officer. Prior to this appointment, Ms. Tice served as Director, Financial Reporting and Internal Controls, since January 2016. Ms. Tice joined the Company in June 2010 and has worked in various roles within the finance and financial reporting departments since that time. Prior to joining the Company, Ms. Tice served in various accounting and/or audit roles at Deloitte & Touche, the State of Florida and two private companies located in Florida. Ms. Tice holds a Bachelor of Fine Arts from Florida State University and a Master of Accountancy with a tax concentration from the University of North Florida. Ms. Tice is a Certified Public Accountant in the State of Florida.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ Mark R. Bridwell
Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary
November 4, 2016

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